Exhibit 10.2

TERRA INCOME FUND 6, INC.
SERVICING PLAN
Adopted: September 25, 2017
Effective as of: September 30, 2017
This Servicing Plan (the “Plan”) has been adopted by the Board of Directors (the “Board”) of Terra Income Fund 6, Inc., a Maryland corporation (the “Company”), subject to the terms and conditions set forth herein. The Company is a non‑diversified, closed‑end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”).

1.	Service Fee
(a)    Pursuant to the Plan, the Company may pay to Terra Capital Markets, LLC, a Delaware limited liability company (the “Dealer Manager”), a fee at an annual rate of one and one-eighth percent (1.125%) of the most recently published net asset value per Share for administrative support services, as applicable, and as more fully described in Section 1(b) hereof (the “Service Fee”), in respect of the shares of the Company’s common stock, $0.001 par value per share (the “Shares”). With respect to each Share sold, the Service Fee will be payable annually on the anniversary of the applicable month of purchase. The Company will not pay the Service Fee for sales of Shares pursuant to the Company’s distribution reinvestment program (the “DRIP”).
(b)    Payments of the Service Fee under the Plan shall be used primarily to compensate the Dealer Manager for administrative support services provided in connection with the offering and to reimburse the Dealer Manager for related expenses incurred, including payments by the Dealer Manager to compensate or reimburse brokers-dealers and other financial intermediaries (collectively, “Selected Dealers”) for administrative support services provided and related expenses incurred by such Selected Dealers in respect of such Shares. The services and expenses described in this Section 1(b) are only required to be performed by the Selected Dealers or the Dealer Manager, as applicable, while this Plan is in effect and may include, but are not limited to, the following, in each case, to the extent not reimbursable as organizational and offering expenses under Rule 2310 of the Financial Industry Regulatory Authority, Inc.:
(i) expenditures for administrative support services, including:

•	establishing and maintaining customer accounts;

•	customer service support; and

•	assisting customers in changing account options, account designations and account addresses;
(ii) preparation of information, analyses and opinions with respect to account activities;
(iii) crediting distributions from the Company to customer accounts;
(iv) arranging for bank wire transfer of funds to or from a customer’s account;
(v) compensation attributable to administrative support activities, as applicable, including:

•	interest expenses; and

•	other costs associated with financing of such expenses;
(vi) travel, equipment, printing, delivery and mailing costs, overhead and other office expenses attributable to administrative support activities, including:

•	tax notices; and

•	annual reports to beneficial owners of Company shares, as applicable;

(vii) costs of administering the Plan;
(viii) investor relations and communications relating to responding to customer inquiries and requests regarding stockholder reports, notices, proxy statements and other Company documents, including relating to a potential liquidity event;
(ix) any other costs and expenses relating to administrative support activities; and
(x) providing such other similar services as the Company may request.
(c)    Payments of the Service Fee under this Section 1 of the Plan shall be made without regard to expenses actually incurred.
(d)    It is acknowledged that the Dealer Manager may make payments without limitation as to amount relating to administrative support activities, as applicable, in connection with the Company out of its past profits or any additional sources other than the Service Fee which are available to it.
(f)    The Company hereby authorizes the Dealer Manager to enter in agreements with certain securities dealers or brokers, administrators, and others, including without limitation Selected Dealers (“Recipients”) to provide compensation to such Recipients for activities or services of the type set forth in Section 1(b) of this Plan. The Dealer Manager shall provide, or shall arrange for Recipients with which the Dealer Manager has entered into agreements to provide, administrative support services. The administrative support services are composed of those activities or services specified in Section 1(b) of this Plan with respect to the Shares.
(g)    Payments to the Dealer Manager of the Service Fees under this plan will cease upon the earlier of (i) the Dealer Manager advising the Company that aggregate underwriting compensation from whatever source (determined in accordance with applicable FINRA rules), including selling commissions, dealer manager fees, broker-dealer fees and Service Fees would exceed 10% of the gross offering proceeds, in accordance with FINRA Rule 2310(b)(4)(B)(ii), (ii) with respect to a specific Share, the date that such Share is redeemed or is no longer outstanding, and (iii) the date, if any, upon which a liquidity event occurs.

2.	Approval and Effectiveness of Plan
(a)    The Plan may not become effective until the Plan is approved by a majority of the Board, including a majority of the directors who are not “interested persons” (as defined in the 1940 Act) of the Company and who have no direct or indirect financial interest in the operation of the Plan or in any agreements entered into in connection with the Plan, pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of the Plan.
(b)    After approval as set forth in Section 2(a), along with any other approvals required pursuant to the 1940 Act, the Plan shall take effect at the time specified by the Board.

3.	Continuance of the Plan
The Plan and the payments of the Service Fees hereunder shall continue in full force and effect for so long as such continuance is specifically approved at least quarterly following adoption by a majority of the Board, including a majority of the directors who are not “interested persons” (as defined in the 1940 Act) of the Company and who have no direct or indirect financial interest in the operation of the Plan or in any agreements entered into in connection with the Plan.

4.	Termination
(a)    The Plan may be terminated at any time, without the payment of any penalty, by a vote of a majority of the directors who are not “interested persons” (as defined in the 1940 Act) of the Company and who have no direct or indirect financial interest in the operation of the Plan or in any agreements entered into in connection with the Plan, or by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Company on not more than thirty (30) days’ written notice to any other party to the Plan.
(b)    Any agreement related to the Plan may be terminated at any time, without the payment of any penalty, by vote of a majority of the directors who are not “interested persons” (as defined in the 1940 Act) of the Company and who have no direct or indirect financial interest in the operation of the Plan or in any agreements entered into in connection with the Plan, or by vote a majority of the outstanding voting securities of the Company on not more than sixty (60) days’ written notice to any other party to the agreement; and will automatically terminate in the event of its assignment (as defined in the 1940 Act).

5.	Amendments
The Plan may not be amended so as to increase materially the amount of the Service Fee described in Section 1 unless the amendment is approved by a vote of at least a majority of the outstanding voting securities (as defined in the 1940 Act) of the Company. In addition, no material amendment to the Plan may be made unless approved by the Board in the manner provided for approval and annual renewal in Section 2(a) hereof.

6.	Governance
So long as the Plan is in effect, the Board shall satisfy the governance standards as defined in Rule 0‑1(a)(7) under the 1940 Act, including that the selection and nomination of the Company’s directors who are not “interested persons” (as defined in the 1940 Act) will be committed to the discretion of the directors then in office who are not “interested persons” (as defined in the 1940 Act) of the Company.

7.	Written Reports
While the Plan is in effect, the Board shall receive, and the directors shall review, at least quarterly, written reports which set out the amounts expended under the Plan and the purposes for which those expenditures were made.

8.	Preservation of Materials
The Company will preserve copies of the Plan, any agreement relating to the Plan and any report made pursuant to Section 7 hereof for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.

9.	Miscellaneous
The captions in the Plan are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

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